Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Completes Charlotte-Rock Hill Area Acquisition
Adds Three Hot-Mix Asphalt Plants in North and South Carolina

DOTHAN, AL, November 1, 2023 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today announced that it has acquired from Reeves Construction Company three hot-mix asphalts plants and related construction operations in Concord, North Carolina and Rock Hill and McConnells, South Carolina.

Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We entered the Charlotte market last year through our acquisition of Ferebee Corporation and the Upstate region of South Carolina two years ago through our acquisition of King Asphalt, Inc. In both areas, we continue to experience a strong economic climate, favorable demographic trends and other tailwinds supporting the need for infrastructure services. With today’s acquisition, we are even better positioned to meet this demand and to grow our organization within these dynamic and thriving markets.”

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminal, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisition and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600